Exhibit 99.1

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES THIRD QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, October 22, 2007   . . . . . . . . . . . . . . . . . . Zenith National Insurance Corp. (NYSE: ZNT) reported net income for the third quarter of 2007 of $64.5 million, or $1.73 per share, compared to net income for the third quarter of 2006 of $72.2 million, or $1.94 per share. Net income for the nine months ended September 30, 2007 was $194.3 million, or $5.21 per share, compared to net income for the nine months ended September 30, 2006 of $183.8 million, or $4.95 per share.

Net income includes realized gains on investments after tax of $3.0 million and $10.3 million ($0.08 per share and $0.28 per share) in the three and nine months ended September 30, 2007, respectively, compared to $0.5 million and $2.3 million ($0.01 per share and $0.06 per share) in the corresponding periods of 2006.

Net income for both the three and nine months ended September 30, 2007 was reduced by catastrophe losses of approximately $2.0 million after tax ($0.05 per share) compared to catastrophe losses after tax of $3.2 million and $12.9 million ($0.09 per share and $0.35 per share) in the three and nine months ended September 30, 2006, respectively. The catastrophe losses are primarily attributable to loss development on Hurricanes Wilma and Rita, which occurred in 2005.

Underwriting income before tax from the workers’ compensation segment was $74.7 million and $207.6 million in the three and nine months ended September 30, 2007, respectively, compared to $92.3 million and $231.5 million in the corresponding periods of 2006.

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Calendar Year Combined Ratios (1)	59.5%	59.6%	63.2%	67.5%
Prior Accident Year Items:
Favorable loss reserve development	13.5%	25.6%	18.3%	17.4%
Decrease (increase) in policyholders’ dividends	8.2%	(11.8%)	2.7%	(3.8%)
Total Prior Accident Year	21.7%	13.8%	21.0%	13.6%
Accident Year Combined Ratios (1)	81.2%	73.4%	84.2%	81.1%

(1)   See Supplemental Financial Information for a description of “Combined Ratio.”

Workers’ compensation net premiums earned decreased 20.6% in the nine months ended September 30, 2007 compared to the corresponding period of 2006, primarily due to California business. In California, workers’ compensation net premiums earned decreased 30.2% in the nine months ended September 30, 2007 compared to the corresponding period of 2006. Insured payrolls, our best indicator of exposure, decreased 12.4% in California as of September 30, 2007 compared to the corresponding period of 2006, partially offset by an increase of 1.9% outside California.

Consolidated stockholders’ equity per share at September 30, 2007, June 30, 2007, March 31, 2007 and December 31, 2006 was $29.10, $27.65, $26.71, and $25.41, respectively. Return on average equity in the nine months ended September 30, 2007 was 25.5% compared to 31.4% in the corresponding period in 2006 and 31.8% in the year ended December 31, 2006.

Commenting on the results, Stanley R. Zax, Chairman and President, said:  “We have a strong balance sheet and a conservative investment portfolio, with mortgage securities limited only to those guaranteed by the United States Government. Our workers’ compensation results reflect substantial underwriting profits for the current accident year, as well as continuing favorable loss cost trends for prior accident years from the reforms. Competition remains intense as we maintain our pricing and underwriting discipline and look for profitable opportunities.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed. Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items. Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements. Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) total payroll levels of our customers; (3) adverse state and federal legislation and regulation; (4) changes in interest rates causing fluctuations of investment income and fair values of investments; (5) changes in the frequency and severity of claims and catastrophes; (6) adequacy of loss reserves; (7) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (8) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; (9) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and (10) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share)	2007	2006	2007	2006

TOTAL REVENUES	$215,369	$257,963	$669,992	$805,601

SELECTED INCOME DATA:
Net Investment Income after Tax (1)	17,388	18,334	59,284	52,378
Realized Gains on Investments after Tax (2)	3,056	$541	10,309	2,311
Income from Investments Segment after Tax	20,444	18,875	69,593	54,689

Net Income (3)	$64,500	$72,200	$194,300	$183,800

NET INCOME PER COMMON SHARE (1) (2) (3):
Basic	$1.74	$1.95	$5.24	$4.97
Diluted	1.73	1.94	5.21	4.95

STOCKHOLDERS’ EQUITY:
Stockholders’ Equity			$1,078,659	$869,157
Stockholders’ Equity per Share			29.10	23.49

NUMBER OF COMMON SHARES:
Outstanding			37,072	36,998
Weighted Average for the Period – Basic	37,060	36,997	37,048	36,964
Weighted Average for the Period – Diluted	37,294	37,180	37,272	37,162

(1)     Net investment income after tax for the nine months ended September 30, 2007 includes a $4.9 million, or $0.13 per share, cash dividend received in January 2007 from a common stock investment.

(2)     Realized gains on investments were $0.08 per share and $0.28 per share in the three and nine months ended September 30, 2007, respectively, compared to $0.01 per share and $0.06 per share in the corresponding periods of 2006.

(3)     Includes increased catastrophe losses after tax of $2.0 million ($0.05 per share) in each of the three and nine months ended September 30, 2007 compared to $3.2 million ($0.09 per share) and $12.9 million ($0.35 per share) in the three and nine months ended September 30, 2006, respectively. The catastrophe losses are primarily attributable to loss development on Hurricanes Wilma and Rita, which occurred in 2005.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Nine Months Ended September 30,
(In thousands)	2007	2006

TOTAL REVENUES:
Net Premiums Earned	$565,039	$723,546
Net Investment Income (1)	89,093	78,499
Realized Gains on Investments	15,860	3,556
	$669,992	$805,601
RESULTS OF OPERATIONS BY SEGMENT (2):
Income from Investments Segment:
Net Investment Income (1)	$89,093	$78,499
Realized Gains on Investments	15,860	3,556
	104,953	82,055
Workers’ Compensation Segment (3)	207,582	231,459
Reinsurance Segment (3)	(3,526)	(19,911)
Parent Segment (4)	(8,637)	(9,068)

Income before Tax	300,372	284,535
Income Tax Expense	106,072	100,735

NET INCOME	$194,300	$183,800

(1)     Net investment income before tax for the nine months ended September 30, 2007 includes a $7.3 million cash dividend received in January 2007 from a common stock investment.

(2)     See Supplemental Financial Information for a description of segment results.

(3)     See Property-Casualty Insurance Operations in the following table.

(4)     Includes interest expense before tax of $3.9 million and $4.0 million in the nine months ended September 30, 2007 and 2006, respectively.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Nine Months Ended September 30,
(Dollars in thousands)	2007		2006

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$319,968	55.0%	$458,278	62.4%
Outside California	261,101	44.9%	274,481	37.3%
Total Workers’ Compensation	581,069	99.9%	732,759	99.7%
Reinsurance (2)	358	0.1%	2,397	0.3%
	581,427	100.0%	735,156	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	309,178	55.0%	439,187	62.3%
Outside California	253,029	45.0%	263,674	37.4%
Total Workers’ Compensation	562,207	100.0%	702,861	99.7%
Reinsurance (2)	347		2,422	0.3%
	562,554	100.0%	705,283	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	315,131	55.8%	451,558	62.4%
Outside California	249,561	44.2%	260,086	36.0%
Total Workers’ Compensation	564,692	100.0%	711,644	98.4%
Reinsurance (2)	347		11,902	1.6%
	565,039	100.0%	723,546	100.0%
Underwriting Income (Loss) before Tax/Combined Ratio of (1):
Workers’ Compensation (3) (4)	207,582	63.2%	231,459	67.5%
Reinsurance (2)	(3,526)	NM	(19,911)	267.3%

COMBINED LOSS AND EXPENSE RATIOS (1):
Workers’ Compensation:
Loss and Loss Adjustment Expenses (3)		30.9%		32.3%
Underwriting and Other Operating Expenses (4)		32.3%		35.2%
Combined Ratio		63.2%		67.5%
Reinsurance (2):
Loss and Loss Adjustment Expenses		NM		248.9%
Underwriting and Other Operating Expenses		NM		18.4%
Combined Ratio		NM		267.3%

(1)   See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)   In September 2005, we exited the assumed reinsurance business and we ceased writing and renewing assumed reinsurance contracts, with all contracts fully expired by the end of 2006. The results of the reinsurance segment in 2007 consist of changes to loss reserve estimates, adjustments to contractual premium and operating expenses.

(3)   Includes favorable prior accident year loss reserve development of $103.1 million (18.3% of workers’ compensation net premiums earned) in the nine months ended September 30, 2007, and $123.8 million (17.4% of workers’ compensation net premiums earned) for the comparable period in 2006.

(4)   Includes a reduction in estimated policyholders’ dividends for prior accident years of $15.1 million (2.7% of workers’ compensation net premiums earned) for the nine months ended September 30, 2007, compared to an increase of $27.0 million (3.8% of workers’ compensation net premiums earned) for the comparable period in 2006.

NM = Not Meaningful

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,
(In thousands)	2007	2006

TOTAL REVENUES:
Net Premiums Earned	$184,612	$229,636
Net Investment Income	26,056	27,494
Realized Gains on Investments	4,701	833
	$215,369	$257,963
RESULTS OF OPERATIONS BY SEGMENT (1):
Income from Investments Segment:
Net Investment Income	$26,056	$27,494
Net Realized Gains on Investments	4,701	833
	30,757	28,327
Workers’ Compensation Segment (2)	74,743	92,345
Reinsurance Segment (2)	(3,166)	(5,002)
Parent Segment (3)	(2,996)	(3,029)

Income before Tax	99,338	112,641
Income Tax Expense	34,838	40,441

NET INCOME	$64,500	$72,200

(1)     See Supplemental Financial Information for a description of segment results.

(2)     See Property-Casualty Insurance Operations in the following table.

(3)     Includes interest expense before tax of $1.3 million for each of the three months ended September 30, 2007 and 2006.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,
(Dollars in thousands)	2007		2006

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$103,528	55.6%	$137,855	59.6%
Outside California	82,522	44.4%	93,570	40.4%
Total Workers’ Compensation	186,050	100.0%	231,425	100.0%
Reinsurance (2)	32		(157)
	186,082	100.0%	231,268	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	100,630	55.6%	132,013	59.5%
Outside California	80,475	44.4%	89,880	40.5%
Total Workers’ Compensation	181,105	100.0%	221,893	100.0%
Reinsurance (2)	10		(151)
	181,115	100.0%	221,742	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	103,315	56.0%	139,156	60.6%
Outside California	81,287	44.0%	89,506	39.0%
Total Workers’ Compensation	184,602	100.0%	228,662	99.6%
Reinsurance (2)	10		974	0.4%
	184,612	100.0%	229,636	100.0%
Underwriting Income (Loss) before Tax/Combined Ratio of (1):
Workers’ Compensation (3) (4)	74,743	59.5%	92,345	59.6%
Reinsurance (2)	(3,166)	NM	(5,002)	613.6%

COMBINED LOSS AND EXPENSE RATIOS (1):
Workers’ Compensation:
Loss and Loss Adjustment Expenses (3)		32.8%		14.7%
Underwriting and Other Operating Expenses (4)		26.7%		44.9%
Combined Ratio		59.5%		59.6%
Reinsurance (2):
Loss and Loss Adjustment Expenses		NM		583.9%
Underwriting and Other Operating Expenses		NM		29.7%
Combined Ratio		NM		613.6%

(1)     See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)     In September 2005, we exited the assumed reinsurance business and we ceased writing and renewing assumed reinsurance contracts, with all contracts fully expired by the end of 2006. The results of the reinsurance segment in 2007 consist of changes to loss reserve estimates, adjustments to contractual premium and operating expenses.

(3)     Includes favorable prior accident year loss reserve development of $24.9 million (13.5% of workers’ compensation net premiums earned) in the three months ended September 30, 2007, and $58.6 million (25.6% of workers’ compensation net premiums earned) for the comparable period in 2006.

(4)     Includes a reduction in estimated policyholders’ dividends for prior accident years of $15.1 million (8.2% of workers’ compensation net premiums earned) for the three months ended September 30, 2007, compared to an increase of $27.0 million (11.8% of workers’ compensation net premiums earned) for the comparable period in 2006.

NM = Not Meaningful

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments; workers’ compensation; reinsurance; and parent. In September 2005, we exited the reinsurance segment. Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments. Income (loss) before tax from the workers’ compensation and reinsurance segments is determined by deducting loss and loss adjustment expenses incurred and underwriting and other operating expenses incurred from net premiums earned (this result is also known as underwriting income or loss). The parent segment loss includes interest expense and the general operating expenses of the holding company, Zenith National Insurance Corp.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with GAAP (defined as accounting principles generally accepted in the United States of America), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business. The combined ratio, also referred to as the “calendar year combined ratio”, is the sum of the loss and loss adjustment expense ratio and the underwriting and other operating expense ratio. The loss and loss adjustment expense ratio is the percentage of net incurred loss and loss adjustment expenses to net premiums earned. The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned. When the calendar year combined ratio is adjusted to exclude prior period items, such as loss reserve development and policyholder dividends, it becomes the “accident year combined ratio”, a non-GAAP measure.

Net Cash Flow From the Workers’ Compensation Business

Net cash flow from our workers’ compensation business is a non-GAAP financial measure that represents the net cash flow generated by deducting from workers’ compensation premiums collected during the period the amount of workers’ compensation loss and loss adjustment expenses paid and workers’ compensation underwriting and other operating expenses paid during the applicable period. We provide this measure to assist in understanding the change in the net cash (used in) provided by operating activities in the periods presented, given that we exited the reinsurance business in 2005. Net cash flow from the workers’ compensation business does not include the following: premiums collected, losses paid and underwriting and other operating expenses paid in the reinsurance business; investment income received; interest and other expenses paid by our parent company; and income taxes paid, all of which are included in net cash (used in) provided by operating activities, the most comparable GAAP financial measure of net cash flow. The following table provides a reconciliation of the net cash flow from our workers’ compensation business to the net cash (used in) provided by operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2007	2006	2007	2006

Net Cash Flow From Workers’ Compensation Business	$17,413	$65,580	$89,635	$211,620
Net Cash Used in Reinsurance Business	(13,939)	(25,467)	(32,533)	(57,894)
Investment Income Received	18,111	18,923	69,141	52,465
Interest and Other Expenses Paid by Parent	(2,584)	(2,815)	(6,865)	(5,811)
Income Taxes Paid	(34,963)	(30,866)	(115,034)	(96,230)
Net Cash (Used in) Provided by Operating Activities	$(15,962)	$25,355	$4,344	$104,150

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

NON-GAAP MEASURES (continued)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period. It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period. Net premiums written represent the amount of premiums we have billed to our policyholders in the applicable period less the cost of any reinsurance ceded. Net premiums earned, the most comparable GAAP measure, represents the portion of premiums written that is recognized as earned in the financial statements for the periods presented. Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts. The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2007	2006	2007	2006
Workers’ Compensation:
Gross Premiums Written	$186,050	$231,425	$581,069	$732,759
Ceded Premiums	(4,945)	(9,532)	(18,862)	(29,898)

Net Premiums Written	181,105	221,893	562,207	702,861
Change in Unearned Premiums, Net of Reinsurance	3,497	6,769	2,485	8,783

Net Premiums Earned	$184,602	$228,662	$564,692	$711,644

Reinsurance:
Gross Premiums Written	$32	$(157)	$358	$2,397
Ceded Premiums (Paid) Refunded	(22)	6	(11)	25

Net Premiums Written	10	(151)	347	2,422
Change in Unearned Premiums, Net of Reinsurance		1,125		9,480

Net Premiums Earned	$10	$974	$347	$11,902